                                                               Exhibit 21.1

                        SUBSIDIARIES OF THE REGISTRANT
                            (as of March 30, 1999)




Allegiant Bank                                                     Missouri
      Allegiant Investment Company                                 Delaware
            Allegiant Real Estate Investment Trust                 Delaware

Allegiant Insurance Services Co.                                   Missouri

Kratky Road, Inc.                                                  Missouri